UiPath Reports Third Quarter Fiscal 2022 Financial Results

ARR of $818 million increased 58 percent year-over-year driven by record net new ARR of $92 million

NEW YORK, NY – December 8, 2021 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its third quarter fiscal 2022 ended October 31, 2021.

“Our continued growth at scale was driven by customers across verticals and geographies who recognize that the power of automation not only increases efficiency, but also drives revenue growth and creates a significant competitive advantage. This increasing awareness of the power of our end-to-end automation platform coupled with strong execution by our team resulted in fiscal third quarter ARR of $818 million, an increase of 58 percent year-over-year,” said Daniel Dines, UiPath Co-Founder and Chief Executive Officer. “Automation is essential to digital transformation and UiPath is leading the way with our vision to deliver the fully automated enterprise™ where companies use automation to unlock creativity and the full potential of every worker.”

Ashim Gupta, UiPath Chief Financial Officer, added, “I am pleased with our third quarter fiscal 2022 results as ARR grew 58 percent and trailing twelve-month revenue grew 57 percent year-over-year, once again demonstrating our market leadership. Looking ahead, we expect that the innovation we are delivering in UiPath 2021.10, our most recent platform release, coupled with investments in our teams and strategic partnerships will further accelerate customer success and platform adoption. Our focus continues to be on driving long-term, durable growth as we believe that we have the unique opportunity to build a truly multi-generational company.”

Third Quarter Fiscal 2022 Financial Highlights
•ARR of $818.4 million increased 58 percent year-over-year.
•Net new ARR of $91.9 million increased 42 percent year-over-year.
•Revenue of $220.8 million increased 50 percent year-over-year.
•GAAP gross margin was 80 percent.
•Non-GAAP gross margin was 85 percent.
•Net cash used in operations was $25.4 million.
•Non-GAAP adjusted free cash flow was negative $7.7 million.
•Cash, cash equivalents, and marketable securities were $1.9 billion as of October 31, 2021.

Recent Business Highlights

•Announced the general availability of UiPath 2021.10 to help customers tackle the most common issues in the enterprise such as sprawling and disparate applications; applying artificial intelligence (AI) to every facet of work; helping IT with scaling, maintaining, and securing automation; and making it easier for developers to build automations.

•Named a leader in the inaugural IDC MarketScape: Worldwide Robotic Process Automation Software 2021-2022 Vendor Assessment, which positions UiPath as a leader for overall technical capabilities and a strong capitalization structure for extending our end-to-end automation platform.
•Named a Robotic Process Automation (RPA) Leader and Star Performer in the Technology Vendor Landscape for the fifth consecutive year, according to Everest Group’s Robotic Process Automation Products PEAK Matrix® Assessment 2021. UiPath emerged as the only Star Performer who is also a Leader in this year’s assessment, which analyzes the changing dynamics of the RPA landscape and assesses 23 service providers across several key dimensions.
•Announced go-to-market partnership with PwC to incorporate the UiPath end-to-end automation platform into PwC Perform, a proprietary operational improvement methodology and management system that drives new behaviors to increase effectiveness and efficiency in an organization and improve customer outcomes. By embedding the UiPath Platform, PwC can harness the power and scope of UiPath automation products to speed time-to-value for customers engaged in rapidly advancing digital transformation initiatives.
•Announced technical partnerships with:
◦Alteryx, Inc., the analytics automation company, which includes an expansion of the existing strategic partnership and new integrations as part of Alteryx’s recent product release making it easier to invoke UiPath bots from within an Alteryx workflow.
◦CrowdStrike Inc., a leader in cloud-delivered endpoint and workload protection, to deliver a new level of security protection and visibility with the UiPath RPA platform and the CrowdStrike Falcon® platform.
◦Qlik®, which provides an end-to-end, real-time data integration and analytics cloud platform, to enable Qlik Cloud® analytics users to leverage UiPath automations to drive action and prioritize tasks in downstream applications from directly within Qlik to help organizations in their journey to accelerate business value across the entire data and analytics supply chain.
◦Snowflake, the Data Cloud company, that integrates UiPath Insights with Snowflake’s platform. This combined offering of UiPath with Snowflake’s compute, elastic scaling, and enterprise-grade secure data sharing capabilities provides customers with faster data processing, while enabling them to perform long-term historical analysis to scale their automation journeys.
•Hosted the world’s most immersive gathering of automation experts at UiPath FORWARD IV, which was held at the Bellagio in Las Vegas and featured more than 90 customer and partner speakers, including from Accenture, Amazon, Atlassian, Chevron, Deloitte, EY, Palo Alto Networks, PwC, and Uber.
•Expanded its groundbreaking UiPath Academic Alliance program to more than 1,000 higher education institutions and workforce development organizations. UiPath Academic Alliance institutions have educated more than 245,000 students and professionals on automation in 63 countries through the program in its first two years.

•Issued its inaugural 2020 Environmental, Social, and Governance (ESG) Overview, which provides baseline ESG metrics and context related to the Company’s environmental sustainability efforts, commitment to its team members and communities, and corporate governance.

Financial Outlook
For the fiscal fourth quarter 2022, UiPath expects:
•ARR in the range of $901 million to $903 million as of January 31, 2022
•Revenue in the range of $281 million to $283 million
•Non-GAAP operating income in the range of $10 million to $20 million

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast

UiPath will host a conference call today, Wednesday, December 8, 2021, at 5:00 p.m. Eastern Time, to discuss the Company's third quarter fiscal 2022 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13724511. A replay of this conference call will be available through December 22, 2021 at 1-201-612-7415 (domestic) or 1-877-660-6853 (international). The replay passcode is 13724511. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website (https://ir.uipath.com), and a replay will be archived on the website as well.

About UiPath
UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.

Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook," “seeks,” “should,” “will,” and variations of such words or similar expressions.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the fourth fiscal quarter and fiscal year-end 2022, our strategic plans or objectives, the estimated addressable market opportunity for our platform and our position in the market, future growth opportunities, the success of our platform and new platform releases, the success of our investment in our personnel and partnerships, the success of our collaborations with third parties, and the ability of our platform to deliver our customers a return on investment. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) our recent rapid growth, which may not be indicative of our future growth; (2) our limited operating history; (3) our ability to successfully manage our growth; (4) our ability and the ability of our platform to satisfy and adapt to customer demands; (5) our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; (6) our ability to attract and retain customers; (7) the competitive markets in which we participate; (8) general market, political, economic, and business conditions; (9) our ability to maintain and expand our distribution channels; (10) our reliance on third-party providers of cloud-based infrastructure; and (11) the potential impact that the COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.

Further information on risks that could cause actual results to differ materially from our guidance can be found in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2021 filed with the SEC on September 8, 2021, and in our Quarterly Report on Form 10-Q that will be filed for the quarterly period ended October 31, 2021. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric and Non-GAAP Financial Measures
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates.
Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of ARR may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of revenue, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP operating income (loss) and margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and non-GAAP adjusted free cash flow. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items; and
•in the case of non-GAAP adjusted free cash flow, purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, and net receipts of employee tax withholdings on stock option exercises.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating UiPath’s ongoing operational performance. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). We believe these non-GAAP financial measures provide investors with useful supplementary information in evaluating our performance. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-

GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Licenses	$111,608	$78,555	$307,371	$221,827
Subscription services	97,963	61,508	265,924	156,636
Professional services and other	11,245	7,226	29,259	21,305
Total revenue	220,816	147,289	602,554	399,768
Cost of revenue:
Licenses	2,626	1,720	7,514	4,773
Subscription services	15,659	6,092	42,076	17,136
Professional services and other	24,815	9,573	78,114	23,812
Total cost of revenue	43,100	17,385	127,704	45,721
Gross profit	177,716	129,904	474,850	354,047
Operating expenses:
Sales and marketing	172,906	99,512	522,925	280,774
Research and development	61,559	27,456	212,245	80,726
General and administrative	59,498	65,951	189,747	117,461
Total operating expenses	293,963	192,919	924,917	478,961
Operating loss	(116,247)	(63,015)	(450,067)	(124,914)
Interest income	899	144	2,606	751
Other (expense) income, net	(4,300)	(6,303)	(8,743)	9,870
Loss before income taxes	(119,648)	(69,174)	(456,204)	(114,293)
Provision for income taxes	3,139	1,622	6,272	4,356
Net loss	$(122,787)	$(70,796)	$(462,476)	$(118,649)
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.41)	$(1.08)	$(0.72)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	531,718	171,280	426,811	164,438

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,776,417	$357,690
Restricted cash	—	7,000
Marketable securities	102,009	102,828
Accounts receivable, net of allowance for doubtful accounts of $2,566 and $2,879, respectively	196,427	172,286
Contract assets	63,621	34,221
Deferred contract acquisition costs	24,077	10,653
Prepaid expenses and other current assets	44,668	49,752
Total current assets	2,207,219	734,430
Restricted cash, non-current	—	6,500
Marketable securities, non-current	13,079	—
Contract assets, non-current	1,255	2,085
Deferred contract acquisition costs, non-current	77,849	32,553
Property and equipment, net	14,188	14,822
Operating lease right-of-use assets	50,895	17,260
Intangible assets, net	18,467	10,191
Goodwill	54,457	28,059
Deferred tax asset, non-current	6,846	8,118
Other assets, non-current	23,433	12,443
Total assets	$2,467,688	$866,461

Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$23,942	$6,682
Accrued expenses and other current liabilities	82,439	36,660
Accrued compensation and employee benefits	107,788	110,736
Deferred revenues	253,120	211,078
Total current liabilities	467,289	365,156
Deferred revenues, non-current	58,869	61,325
Operating lease liabilities, non-current	51,164	14,152
Other liabilities, non-current	6,961	7,564
Total liabilities	584,283	448,197
Commitments and contingencies
Convertible preferred stock	—	1,221,968
Stockholders' equity (deficit)
Preferred stock	—	—
Class A common stock	4	1
Class B common stock	1	1
Additional paid-in capital	3,312,405	179,175
Accumulated other comprehensive income (loss)	3,831	(12,521)
Accumulated deficit	(1,432,836)	(970,360)
Total stockholders’ equity (deficit)	1,883,405	(803,704)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,467,688	$866,461

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)
	Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities
Net loss	$(462,476)	$(118,649)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,697	9,383
Amortization of deferred contract acquisition costs	19,904	28,478
Amortization of deferred loan cost	199	—
Net amortization of premium on marketable securities	1,391	—
Loss on fixed asset disposal	772	—
Stock-based compensation expense	438,551	65,794
Amortization of operating lease right-of-use assets	6,013	5,522
(Benefit from) provision for bad debt	(194)	1,382
Provision for uncertain tax position	822	—
Deferred income taxes	(357)	68
Changes in operating assets and liabilities:
Accounts receivable	(27,028)	(34,191)
Contract assets	(29,994)	(18,459)
Deferred contract acquisition costs	(80,720)	(28,885)
Prepaid expenses and other assets	(2,295)	208
Accounts payable	17,549	1,983
Accrued expense and other liabilities	17,756	8,009
Accrued compensation and employee benefits	(822)	24,233
Operating lease liabilities, net	(5,261)	(6,075)
Deferred revenue	46,544	72,197
Net cash (used in) provided by operating activities	(48,949)	10,998
Cash flows from investing activities
Purchases of marketable securities	(161,214)	—
Sales of marketable securities	89,383	—
Maturities of marketable securities	58,109	—
Purchases of property and equipment	(5,719)	(989)
Capitalization of software development costs	(2,950)	—
Payment related to business acquisition, net of cash acquired	(5,498)	(19,690)
Purchases of intangible assets	(1,231)	—
Net cash used in investing activities	(29,120)	(20,679)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	692,369	—
Payments of initial public offering costs	(3,734)	—
Proceeds from issuance of convertible preferred stock	750,000	225,903
Payments of issuance costs for convertible preferred stock	(164)	(324)
Proceeds from exercise of stock options	9,687	19,837
Payments of tax withholdings on net settlement of equity awards	(10,300)	—
Net receipts of tax withholdings on sell-to-cover equity award transactions	20,418	—
Proceeds from employee stock purchase plan contributions	13,766	—
Proceeds from credit facility	—	78,587
Repayment of credit facility	—	(78,587)
Payment of deferred loan costs related to senior secured credit facility	—	(808)
Net cash provided by financing activities	1,472,042	244,608
Effect of exchange rates	11,254	(8,402)
Net increase in cash, cash equivalents, and restricted stock	1,405,227	226,525
Cash, cash equivalents and restricted cash - beginning of period	371,190	234,131
Cash, cash equivalents and restricted cash - end of period	$1,776,417	$460,656

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Licenses
GAAP cost of licenses	$2,626	$1,720	$7,514	$4,773
Less: Stock-based compensation expense	—	—	—	—
Less: Amortization of acquired intangible assets	628	634	1,910	1,837
Less: Employer payroll tax expense related to employee equity transactions	—	—	—	—
Non-GAAP cost of licenses	$1,998	$1,086	$5,604	$2,936

Subscription services
GAAP cost of subscription services	$15,659	$6,092	$42,076	$17,136
Less: Stock-based compensation expense	2,045	133	9,916	359
Less: Amortization of acquired intangible assets	330	—	770	—
Less: Employer payroll tax expense related to employee equity transactions	701	—	887	—
Non-GAAP cost of subscription services	$12,583	$5,959	$30,503	$16,777

Professional services and other
GAAP cost of professional services and other	$24,815	$9,573	$78,114	$23,812
Less: Stock-based compensation expense	4,305	532	27,140	1,329
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	2,527	—	3,606	—
Non-GAAP cost of professional services and other	$17,983	$9,041	$47,368	$22,483

Gross Profit and Margin
GAAP gross profit	$177,716	$129,904	$474,850	$354,047
GAAP gross margin	80%	88%	79%	89%
Plus: Stock-based compensation expense	6,350	665	37,056	1,688
Plus: Amortization of acquired intangible assets	958	634	2,680	1,837
Plus: Employer payroll tax expense related to employee equity transactions	3,228	—	4,493	—
Non-GAAP gross profit	$188,252	$131,203	$519,079	$357,572
Non-GAAP gross margin	85%	89%	86%	89%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss) and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Sales and Marketing
GAAP sales and marketing	$172,906	$99,512	522,925	280,774
Less: Stock-based compensation expense	41,823	5,116	202,122	10,744
Less: Amortization of acquired intangible assets	405	35	993	88
Less: Employer payroll tax expense related to employee equity transactions	23,839	—	32,518	—
Non-GAAP sales and marketing	$106,839	$94,361	$287,292	$269,942

Research and Development
GAAP research and development	$61,559	$27,456	$212,245	$80,726
Less: Stock-based compensation expense	24,866	3,169	114,460	7,796
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	1,312	—	1,637	—
Non-GAAP research and development	$35,381	$24,287	$96,148	$72,930

General and Administrative
GAAP general and administrative	$59,498	$65,951	$189,747	$117,461
Less: Stock-based compensation expense	22,064	39,814	84,913	45,566
Less: Amortization of acquired intangible assets	44	—	44	—
Less: Employer payroll tax expense related to employee equity transactions	455	—	1,045	—
Non-GAAP general and administrative	$36,935	$26,137	$103,745	$71,895

Operating Loss
GAAP operating loss	$(116,247)	$(63,015)	$(450,067)	$(124,914)
GAAP operating margin	(53)%	(43)%	(75)%	(31)%
Plus: Stock-based compensation expense	95,103	48,764	438,551	65,794
Plus: Amortization of acquired intangible assets	1,407	669	3,717	1,925
Plus: Employer payroll tax expense related to employee equity transactions	28,834	—	39,693	—
Non-GAAP operating income (loss)	$9,097	$(13,582)	$31,894	$(57,195)
Non-GAAP operating margin	4%	(9)%	5%	(14)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP net loss	$(122,787)	$(70,796)	$(462,476)	$(118,649)
Plus: Stock-based compensation expense	95,103	48,764	438,551	65,794
Plus: Amortization of acquired intangible assets	1,407	669	3,717	1,925
Plus: Employer payroll tax expense related to employee equity transactions	28,834	—	39,693	—
Tax adjustments to add-backs (1)	(462)	—	(1,545)	—
Non-GAAP net income (loss)	$2,095	$(21,363)	$17,940	$(50,930)

GAAP net loss per share, basic and diluted	$(0.23)	$(0.41)	$(1.08)	$(0.72)
GAAP weighted average common shares outstanding, basic and diluted	531,718	171,280	426,811	164,438
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	306,300	90,880	306,300
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	13,000	3,857	13,000
Non-GAAP weighted average common shares outstanding, basic	531,718	490,580	521,548	483,738
Plus: Dilutive potential common shares from outstanding equity awards	28,192	—	37,806	—
Non-GAAP weighted average common shares outstanding, diluted	559,910	490,580	559,354	483,738
Non-GAAP net income (loss) per share, basic	$0.00	$(0.04)	$0.03	$(0.11)
Non-GAAP net income (loss) per share, diluted	$0.00	$(0.04)	$0.03	$(0.11)
(1) Estimated using blended annual effective tax rate and net operating losses available to offset.

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Nine Months Ended October 31,
	2021	2020
GAAP net cash (used in) provided by operating activities	$(48,949)	$10,998
Purchases of property and equipment	(5,719)	(989)
Capitalization of software development costs	(2,950)	—
Cash paid for employer payroll taxes related to employee equity transactions	34,623	—
Net receipts of employee tax withholdings on stock option exercises	(8,272)	—
Non-GAAP adjusted free cash flow	$(31,267)	$10,009

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath